                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Trustees of Loomis Sayles Funds:

     We hereby consent to the following with respect to Post-Effective Amendment No.11 to the Registration Statement on Form N-1A (File No. 33-39133) under the Securities Act of 1933, as amended, of Loomis Sayles Funds (consisting of Loomis Sayles Growth Fund, Loomis Sayles Core Value Fund, Loomis Sayles Small Cap Value Fund, Loomis Sayles International Equity Fund, Loomis Sayles Worldwide Fund, Loomis Sayles Small Company Growth Fund, Loomis Sayles Mid-Cap Value Fund, Loomis Sayles Mid-Cap Growth Fund, Loomis Sayles Strategic Value Fund, Loomis Sayles Global Bond Fund, Loomis Sayles High Yield Fund, Loomis Sayles Bond Fund, Loomis Sayles Municipal Bond Fund, Loomis Sayles U.S. Government Securities Fund, Loomis Sayles Short-Term Bond Fund, Loomis Sayles Investment Grade Bond Fund and Loomis Sayles Intermediate Maturity Bond Fund (collectively, the "Funds")):

     1. The reference to our firm under the heading "Financial Highlights" in the Prospectuses.

     2. The incorporation by reference of our report dated February 7, 1996 accompanying the Funds' Annual Report for the year ended December 31, 1995, in the Prospectuses and the Statement of Additional Information.

     3. The reference to our firm under the heading "Independent Accountants" in the Prospectuses and the Statement of Additional Information.



                                                 COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
October 9, 1996